                              CONSULTANT AGREEMENT

This Consultant Agreement (the "Agreement") is made and entered into effective as of the 15th day of April, 2002 (the "Effective Date"), between SILVERADO GOLD MINES LTD., a British Columbia company, (the "Company") and D. JAMES SAKUNDIAK, of 76005 - 1358 West Georgia Street, Vancouver, BC V6E 4S2 (the "Consultant").

WHEREAS:

A. The Company is engaged in the business of the exploration and development of mineral resource properties and the development of an industrial fuel alternative to oil.

B. The Company desires to retain the Consultant to provide consultant services to the Company on the terms and subject to the conditions of this Agreement.

C. The Consultant has agreed to provide consultant services to the Company on the terms and subject to the conditions of this Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.     DEFINITIONS

1.1 The following terms used in this Agreement shall have the meaning specified below unless the context clearly indicates the contrary:

          (a) "Consultant Shares" shall mean the shares of the Company's common stock issuable to the Consultant pursuant to Section 5.1;

          (b)  "Board"  shall  mean  the  Board  of  Directors  of  the Company;

          (c) "Term" shall mean the term of this Agreement beginning on the Effective Date and ending on the close of business on the effective date of the termination of this Agreement.


2.     ENGAGEMENT  AS  A  CONSULTANT

2.1 The Company hereby engages the Consultant as a consultant to provide the services of the Consultant in accordance with the terms and conditions of this Agreement and the Consultant hereby accepts such engagement.

3.     TERM  OF  THIS  AGREEMENT

3.1 The term of this Agreement shall become effective and begin as of the Effective Date, and shall continue until the close of business on July 31, 2003, unless this Agreement is earlier terminated in accordance with the terms of this Agreement.


Certified a True Copy
/s/ John R. Mackay
John R. Mackay, Secretary

4.     CONSULTANT  SERVICES

4.1 The Consultant agrees to perform the following services and undertake the following responsibilities and duties to the Company to be provided by the Consultant to the Company as consulting services (the "Consulting Services"):

          (a)  Web  Site  Development
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          - The Consultant will develop the Company's web sites (the "Web Sites") and co-ordinate the integration of e-commerce features into the Web Sites, including the implementation of the Web Sites to enable on-line sales of the Company's gold products, to be substantially completed by August 31, 2002.

          - The Consultant will update and maintain the Company's web sites with a view to ensuring the performance of the Company's web sites for the balance of the term of this Agreement.

          - The Consultant will be available to attend Board and Management meetings whenever necessary.

          - The Consultant will consult with the Company regarding web site and e-commerce opportunities and strategies on an ongoing basis.

          (b)  reporting  to  the  President  of  Company;

          (c) performing such other duties and observing such instructions as may be reasonably assigned from time to time by the President of the Company, provided such duties are within the scope of the Company's business and services to be provided by the Consultant.

4.2 The Consultant shall devote his full time, attention and energies to the business affairs of the Company as may be reasonably necessary for the provision of the Consulting Services, provided, however, the Consultant may engage in reasonable investment and other personal activities that do not interfere with the Consultant's obligations hereunder.

4.3     In  providing  the  Consulting  Services,  the  Consultant  will:

          (a) comply with all applicable federal, state, local and foreign statutes, laws and regulations;

          (b) not make any misrepresentation or omit to state any material fact that will result in a misrepresentation regarding the business of the Company; and

          (c) not disclose, release or publish any information regarding the Company without the prior written consent of the Company.

4.4 The Consultant will at all times be an independent contractor and the Consultant will not be deemed to be an employee of the Company.

4.5     The Consulting Services provided under this Agreement shall not include:

          (a) services in connection with the offer or sale of securities in a capital-raising transaction;

          (b) services that directly or indirectly promote or maintain a market for the securities of the Corporation including without limitation the dissemination of information that reasonably may be expected to sustain or raise or otherwise influence the price of the securities;

          (c) services providing investor relations or shareholder communications;

          (d) consultation in connection with financing that involves any issuance of the Company's securities, whether equity or debt.

4.6 The Consulting Services will be in addition to those provided by the Consultant pursuant to the consulting agreement between the Consultant and the Company dated September 15, 2001.

5.     CONSULTANT  FEE

5.1 During the term of this Agreement and in consideration for the provision of the Consulting Services, the Company will issue to the Consultant 358,333 common shares of the Company on August 31, 2002, subject to substantial completion of the development of the Web Sites by August 31, 2002, and 58,333 common shares of the Company on the last day of each month of the term of this Agreement thereafter, commencing on September 30, 2002, for an aggregate maximum of 1,000,000 shares if the Consulting Services are provided for the full term of this Agreement.

The Consultant Shares will be issued pursuant to exemptions from the registration requirements of the Securities Act of 1933 (the "Act") or pursuant to an effective registration statement. If issued pursuant to an exemption from registration, all certificates representing the Consultant Shares will be endorsed with a legend confirming that the securities have not been registered and may only be resold pursuant to an effective registration statement under the Act or pursuant to a further exemption from registration, in the form required by the Company's legal counsel.

6.     REIMBURSEMENT  OF  EXPENSES

6.1 The Company will pay to the Consultant the reasonable travel and promotional expenses and other specific expenses incurred by the Consultant in provision of the

Consulting Services, provided the Consultant has obtained the prior written approval of the Company.

7.     TERMINATION

7.1 The Company may terminate this Agreement at any time upon the occurrence of any of the following events of default (each an "Event of Default"):

          (a) the Consultant's commission of an act of fraud, theft or embezzlement or other similar willful misconduct;

          (b) the neglect or breach by the Consultant of his material obligations or agreements under this Agreement; or

          (c) the Consultant's refusal to follow lawful directives of the President of the Company,

provided that notice of the Event of Default has been delivered to the Consultant and provided the Consultant has failed to remedy the default within seven days of the date of delivery of notice of the Event of Default, if the default is of such a nature that it is capable of remedy.

7.2 The Company may at its option terminate this Agreement in the absence of an Event of Default by delivering notice of termination to the Consultant.

7.3 The Consultant may terminate this Agreement at any time, provided that thirty days prior written notice of termination has been delivered to the Company.

7.4 On termination of this Agreement for any reason, all rights and obligations of each party that are expressly stated to survive termination or continue after termination will survive termination and continue in full force and effect as contemplated in this Agreement.

7.5 Upon termination, the Consultant will not be entitled to receive any additional Consultant Shares, other than those Consultant Shares issuable in respect of services provided up to the date of termination.

8.     PROPRIETARY  AND  CONFIDENTIAL  INFORMATION

8.1 The Consultant agrees that all property, including intellectual property, associated with the Web Sites is the property of the Company, including all copyright, trade-names and trademarks, trade secrets and know-how and other intellectual property. The Consultant assigns and transfers to the Company any interest that the Consultant has or may have in the Web Sites. All development work on the Web Sites completed on behalf of the Company under this Agreement will be the property of the Company. The Consultant agrees to execute all assignment and other documents of transfer as required to vest all right, title and interest in and to the Web Sites in the name of the Company.

8.2 The Consultant will not at any time, whether during or after the termination of this Agreement for any reason, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the Consultant Services to the Company, and the Consultant shall keep secret such trade secrets and confidential information and shall not use or attempt to use any such secrets or information in any manner which is designed to injure or cause loss to the Company. Trade secrets or confidential information shall include, but not be limited to, the Company's financial statements and projections, expansion proposals, business plans and details of its business relationships with banks, lenders and other parties not otherwise publicly available.

9.     RELIEF

9.1 The Consultant hereby expressly acknowledges that any breach or threatened breach by the Consultant of any of the terms set forth in Section 8 of this Agreement may result in significant and continuing injury to the Company, the monetary value of which would be impossible to establish, and any such breach or threatened breach will provide the Company with any and all rights and remedies to which it may be entitled under the law, including but not limited to injunctive relief or other equitable remedies.

10.     INDEMNIFICATION

10.1 The Consultant will indemnify and defend and hold the Company harmless against any claims, actions, suits, proceedings, investigations, losses, expenses, demands, obligations, liabilities, judgments, fines, fees, costs and expenses (including costs and reasonable attorney fees) and any amounts paid in settlements in any of the foregoing which arise or result from or are related to any breach or failure of the Consultant to perform any of its covenants and agreements set forth in this Agreement. The indemnification provisions of this paragraph shall survive the termination and expiration of this Agreement.

11.     PARTIES  BENEFITED;  ASSIGNMENTS

11.1 This Agreement shall be binding upon, and inure to the benefit of, the Consultant, his heirs and his personal representative or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Consultant.

12.     NOTICES

12.1 Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, or by overnight courier, addressed to the Board and the Company at its then principal office, or to the Consultant at the address set forth in the preamble, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this Section 12. Notices shall be deemed given when delivered.

13.     GOVERNING  LAW

13.1 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and each party hereto adjourns to the jurisdiction of the courts of the Province of British Columbia.

14.     REPRESENTATIONS  AND  WARRANTIES

14.1 The Consultant represents and warrants to the Company that (a) the Consultant is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or other rights of Company hereunder, and (b) the Consultant is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

15.     MISCELLANEOUS

15.1 This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

15.2 This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

15.3 No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

15.4 A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

15.5 This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

15.6 The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

15.7 The Consultant may assign the benefit of this Agreement to a private corporation controlled by the Consultant, provided that such assignment will not relieve the Consultant from his obligations to the Company arising under this Agreement.

15.8 This Agreement replaces and supercedes all other consultant and employment agreements between the Company and the Consultant and any amendments hereto.

15.9 The Consultant acknowledges and agrees that Cane O'Neill Taylor has acted solely as legal counsel for the Company and that the Consultant has been recommended to obtain independent legal advice prior to execution of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

SILVERADO  GOLD  MINES  LTD.
by  its  authorized  signatory:

/s/ GARRY  L.  ANSELMO
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Signature  of  Authorized  Signatory

GARRY  L.  ANSELMO
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Name  of  Authorized  Signatory

PRESIDENT
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Position  of  Authorized  Signatory


SIGNED,  SEALED  AND  DELIVERED
BY  D.  JAMES  SAKUNDIAK
in  the  presence  of:

/s/ John Mackay
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Signature  of  Witness


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Address  of  Witness                         D.  JAMES  SAKUNDIAK


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